Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-93978) of CENIT Bancorp, Inc. of our report dated February 10, 2000, appearing on page 45 of this Form 10-K.


/S/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


March 30, 2000